Registration No. 33-59326



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ________________________

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                    Kansas                          48-0457967
         (State or other jurisdiction           (I.R.S. Employer
      of incorporation or organization)        Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ________________________

                            CENTEL RETIREMENT SAVINGS
                       PLAN FOR BARGAINING UNIT EMPLOYEES
                            (Full title of the Plan)
                            ________________________

                              CLAUDIA S. TOUSSAINT
    Vice President, Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ________________________

     This Registration Statement as originally filed related to the offering of 250,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the Centel Retirement Savings Plan for Bargaining Unit Employees. 128,535 shares were issued by Sprint before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998, leaving 121,465 shares. The remaining 121,465 shares were reclassified into 121,465 shares of FON Common Stock and 60,732 shares of PCS Common stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 121,465 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the registration statement to 242,930 shares of FON Common Stock. No shares of PCS Common Stock were issued before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 60,732 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock under the Registration Statement to 121,464 shares of PCS Common Stock.

     On February 28, 2004, Sprint's board of directors approved the recombination of the PCS Common Stock and the FON Common Stock, effective on April 23, 2004. None of the remaining 121,464 shares of PCS Common Stock have been issued. Following the recombination of the PCS Common Stock and the FON Common Stock, no shares of PCS Common Stock may be issued. Accordingly, the purpose of this Post-Effective Amendment No. 2 is to deregister the remaining 121,464 shares of PCS Common Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number    Exhibits

 24.      Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 11th day of May, 2004.

                              SPRINT CORPORATION



                              By  /s/ Claudia S. Toussaint
                                     (Claudia S. Toussaint,  Vice President)




     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                                Date

                        Chairman of the Board and     )
G. D. FORSEE*           Chief Executive Officer       )
                        (Principal Executive          )
                        Officer)                      )
                                                      )
                        Executive Vice President      )
ROBERT J. DELLINGER*    - Chief Financial Officer     )
                        (Principal Financial          )
                        Officer)                      )
                                                      )
                        Senior Vice President and     )
J. P. MEYER*            Controller                    )
                        (Principal Accounting         )
                        Officer)                      )
                                                      ) May 11, 2004
DUBOSE AUSLEY*          Director                      )
                                                      )
_____________________                                 )
(Gordon M. Bethune)     Director                      )
                                                      )
                                                      )
E. LINN DRAPER, JR. *   Director                      )
                                                      )
_____________________                                 )
(Deborah A. Henretta)   Director                      )
                                                      )

                                                      )
I. O. HOCKADAY, JR.*    Director                      )
                                                      )
                                                      )
L. K. LORIMER*          Director                      )
                                                      )  May 11, 2004
C. E. RICE*             Director                      )
                                                      )
                                                      )
LOUIS W. SMITH*         Director                      )
                                                      )
                                                      )
GERALD L. STORCH*       Director                      )
                                                      )





/s/ Claudia S. Toussaint
---------------------------

*    Signed by Claudia S. Toussaint,
     Attorney-in-Fact, pursuant to
     Power of Attorney filed with this
     Amendment to the Registration
     Statement No. 33-59326.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 11th day of May, 2004.

                              CENTEL RETIREMENT SAVINGS PLAN
                              FOR BARGAINING UNIT EMPLOYEES



                              By:  /s/ E. J. Holland, Jr.
                                    E. J. Holland, Jr., Employee Benefits
                                    Committee Co-Chairperson

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24.      Power of Attorney.